UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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SenesTech, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SENESTECH, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 19, 2016

TO THE STOCKHOLDERS:

Notice is hereby given that the 2017 Annual Meeting of Stockholders of SenesTech, Inc., a Delaware corporation (the “Company”), will be held on Friday, May 19, 2017 at 10:00 a.m., local time, at the Holiday Inn Hotel & Suites, Phoenix Airport North at 1515 N 44th St., Phoenix, AZ 85008, for the following purposes:

1.	To elect the following individuals to the board of directors: Julia Williams and Marc Dumont as Class I directors, each to serve for a three-year term until the annual general meeting of stockholders to be held in 2020 and until her or his successor is duly elected and qualified;
2.	To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and
3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The board of directors has fixed the close of business on April 12, 2017 as the record date for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on April 12, 2017 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

All stockholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has previously returned a proxy.

By Order of the Board of Directors

Loretta P. Mayer, Chair of the Board and Chief Executive Officer
Flagstaff, Arizona
April 20, 2017

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 19, 2017: The proxy statement and annual report to stockholders are available at http://senestech.investorroom.com/.

SENESTECH, INC.

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited by the board of directors of SenesTech, Inc., a Delaware corporation, for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 19, 2017 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Holiday Inn Hotel & Suites, Phoenix Airport North at 1515 N 44th St., Phoenix, AZ 85008. Our principal executive offices are located at 3140 N. Caden Court, Suite 1, Flagstaff, AZ 86004 and the telephone number at such principal executive offices is (928) 779-4143. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to SenesTech, Inc.

These proxy solicitation materials were mailed on or about April 20, 2017 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Outstanding Shares

Only stockholders of record at the close of business on April 12, 2017 (the “record date”) are entitled to receive notice of and to vote at the Annual Meeting. Our only outstanding voting securities are shares of common stock, $0.001 par value. As of the record date, 10,161,042 shares of our common stock were issued and outstanding, which shares of common stock are held by approximately 867 stockholders of record.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to our Secretary, at the address referenced above, a written instrument revoking the proxy or delivering a duly executed proxy bearing a later date (in either case no later than the close of business on May 18, 2017) or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each holder of common stock is entitled to one vote for each share held.

This solicitation of proxies is made by our board of directors, and all related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers or administrative employees without the payment of any additional consideration. Solicitation of proxies may be made by mail, by telephone, by email, in person or otherwise.

Stockholders of Record and “Street Name” Holders

Where shares are registered directly in the holder’s name, that holder is the stockholder of record with respect to those shares. If shares are held by an intermediary, meaning in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered the stockholder of record as to those shares. Those shares are said to be held in “street name” on behalf of the beneficial owner of the shares. Street-name holders generally cannot directly vote their shares, and must instead instruct the broker or other nominee how to vote their shares using the voting instruction form provided by that broker or other nominee. Many brokers also offer the option of giving voting instructions over the internet or by telephone. Instructions for giving your vote as a street-name holder are provided on your voting instruction form.

Quorum; Abstentions; Broker Non-Votes

At the Annual Meeting, an inspector of elections will determine the presence of a quorum and tabulate the results of the voting by stockholders. A quorum exists when holders of a majority of the outstanding shares of stock entitled to vote are present in person, by remote communication, if applicable, or by proxy. A quorum is necessary for the transaction of business at the Annual Meeting.

Broker non-votes can occur as to shares held in street name. Under the current rules that govern brokers and other nominee holders of record, if a street-name holder does not give instructions to its broker or other nominee, such broker or other nominee will be able to vote such shares only with respect to proposals for which the broker or other nominee has discretionary voting authority. A “broker non-vote” occurs when a broker or other nominee submits a proxy for the Annual Meeting but does not vote on a particular proposal because such broker or other nominee does not have discretionary voting power with respect to that proposal, and has not received instructions from the beneficial owner.

The approval of the election of directors (Proposal No. 1) is a proposal for which brokers do not have discretionary voting authority. If you hold your shares in street name and you do not instruct your broker how to vote on this proposal, your broker will not vote on them and those non-votes will be counted as broker non-votes. The ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm (Proposal No. 2) is considered to be discretionary and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you, as long as it holds your shares in its name.

Abstentions and broker non-votes are treated as shares present for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting. For purposes of the proposal to elect directors (Proposal No. 1) and the proposal to ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm (Proposal No. 2), abstentions and broker non-votes are not counted for determining the number of votes cast, and therefore will not affect the outcome of the vote on such proposals.

Required Votes and Voting

Assuming that a quorum is present at the Annual Meeting, the following votes will be required:

•	With regard to Proposal No. 1, the two nominees for election to the board of directors who receive the greatest number of votes cast “for” the election of the directors by the shares present, in person or by proxy, will be elected to the board of directors. Stockholders are not entitled to cumulate votes in the election of directors.
•	With regard to Proposal No. 2, approval of this proposal requires the affirmative vote of a majority of shares of common stock present in person or by proxy.

All shares entitled to vote and represented by properly executed, unrevoked proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given on those proxies. If no instructions are given on a properly executed proxy, the shares represented by that proxy will be voted as follows:

FOR the director nominees named in Proposal No. 1 of this proxy statement; and

FOR Proposal No. 2, to ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm.

If any other matters are properly presented for consideration at the Annual Meeting, which may include, for example, a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters as they deem advisable. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadlines for Receipt of Stockholder Proposals

Stockholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. We currently anticipate holding our 2018 annual meeting of stockholders in May 2018, although the Board may decide to schedule the meeting for a different date. For a stockholder proposal to be considered pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2018, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than January 21, 2018. Any proposals received after such date will be considered untimely. Submitting a stockholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

In addition, a stockholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” as calculated in accordance with Rule 14a-4(c) under the Exchange Act, and may be brought before the 2018 annual meeting of stockholders provided that we receive information and notice of the proposal addressed to our Secretary at our principal executive offices, no later than March 7, 2018.

Further, our Amended and Restated Bylaws (our “Bylaws”) provide that only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought in accordance with Section 2.4 of our Bylaws. A copy of our Bylaws can be found as Exhibit 3.5 to our Registration Statement on Form S-1 (Registration No. 333-213736) filed with the Securities and Exchange Commission (the “SEC”) on September 21, 2016 and incorporated herein by reference.

We strongly encourage any stockholder interested in submitting a proposal to contact our Secretary in advance of these deadlines to discuss any proposal he or she is considering, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. All notices of stockholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to our principal executive offices, located at: SenesTech, Inc., 3140 N. Caden Court, Suite 1, Flagstaff, Arizona 86004, Attention: Secretary.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bylaws provide that the authorized number of directors of the Company shall be fixed by the board of directors from time to time. The board of directors has previously set the size of the board of directors at seven directors. The directors shall be elected at each annual general meeting of the stockholders. If for any reason directors are not elected at the annual meeting of the stockholders, they may be elected at any special meeting of the stockholders that is duly called and held for that purpose in the manner provided by the Bylaws.

The board of directors is divided into three classes. Except for the remainder of the initial terms for the Class II and Class III directors elected at the 2016 annual meeting of stockholders, which initial terms are currently in progress, each director will serve a three-year term. A director serves in office until her or his respective successor is duly elected and qualified, unless the director is removed, resigns or, by reason of death or other cause, is unable to serve in the capacity of director. We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the total number of directors.

Set forth below is certain information furnished to us by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting. Loretta Mayer, our co-founder, chair of the board, chief executive officer and chief scientific officer, and Cheryl Dyer, our co-founder, president, chief research officer and a director, are married. Other than Drs. Mayer and Dyer, there are no family relationships among our directors or director nominees.

Nominees for Director

Two directors are to be elected at the Annual Meeting to the terms set forth below. The board of directors has nominated the following individuals for election to the board of directors: Julia Williams and Marc Dumont as Class I directors, each to serve for a three-year term until the annual general meeting of stockholders to be held in 2020 and until her or his successor is duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of Julia Williams and Marc Dumont to the board of directors. Each of these individuals has indicated that she or he will serve if elected. We do not anticipate that any of these nominees will be unable or unwilling to stand for election, but if that occurs, all proxies received may be voted by the proxy holders for another person nominated by the board of directors. As there are two nominees, proxies may be voted for up to two persons.

Vote Required for Election of Directors

If a quorum is present, the nominees for election to the board of directors receiving the greatest number of votes cast “for” the election of the directors by the shares present, in person or by proxy, will be elected to the board of directors.

Nominees and Continuing Directors

The names and certain information as of the record date about the nominees and each director continuing in office after the Annual Meeting are set forth below.

Name of Director Nominees	Age	Position	Director Since	Term Expires
Marc Dumont	73	Director	2016	2017 (Class I)
Julia Williams, M.D.	57	Director	2011	2017 (Class I)

Name of Continuing Directors	Age	Position	Director Since	Term Expires
Cheryl A. Dyer, Ph.D.	65	Director; President and Chief Research Officer	2004	2018 (Class II)
Loretta P. Mayer, Ph.D.	67	Chair of the Board, Chief Executive Officer and Chief Scientific Officer	2004	2019 (Class III)
Bob Ramsey	71	Director	2016	2018 (Class II)
Matthew Szot	42	Director	2015	2019 (Class III)
Grover Wickersham	68	Vice-Chair of the Board	2015	2019 (Class III)

Marc Dumont was elected to our board of directors in January 2016. Mr. Dumont is owner, chairman and chief executive officer of Chateau de Messey Wineries, Meursault, France, a position he has held since March 1995. Mr. Dumont served as the president of PSA International SA (a PSA Peugeot Citroen Group company) from January 1981 to March 1995. He is an international financial consultant and advisor for clients in Europe and Asia, as well as the United States. He has served as the chairman of Sanderling Ventures (a European affiliate of a U.S. venture capital firm) since 1996. In the past, Mr. Dumont has served as director of Finter Bank Zurich, Novalog/Winslow Corporation, NUKO Information Systems Inc. in San Jose, CA, and Banque Internationale in Luxembourg, all of which were public companies. Mr. Dumont holds a Degree in Electrical Engineering and Applied Economics from the University of Louvain, Belgium and an MBA from the University of Chicago. We believe Mr. Dumont is qualified to serve as a member of our board of directors because of his experience and knowledge of corporate finance, international business development and operations, and his experience as a past director of other public and private companies.

Julia Williams, M.D. was elected to our board of directors in August 2011. She has been an emergency department physician since 1989. She has worked at Flagstaff Medical Center since 1999. Dr. Williams is the founder and President of Humanitarian Efforts Reaching Out, or HERO, a non-profit 501(c)(3) organization that provides humanitarian services including medical and dental care, alternative power sources, solar cookers, vitamins, eye glasses, nutritional support and animal care. HERO’s mission is to help build healthy sustainable communities in underdeveloped Nations around the world. Dr. Williams has received her Doctor of Medicine from the University of Maryland School of Medicine and her Bachelors of Science from the University of Maryland. We believe that Dr. Williams is qualified to serve as a member of our board of directors because of her medical and scientific background, commitment to and experience with animal care, and long commitment to our vision.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF DR. WILLIAMS AND MR. DUMONT TO THE BOARD OF DIRECTORS
AS CLASS I DIRECTORS, EACH TO SERVE FOR A THREE-YEAR TERM UNTIL THE ANNUAL GENERAL MEETING OF STOCKHOLDERS TO BE HELD IN 2020.

Cheryl A. Dyer, Ph.D. is one of our co-founders and has served as our president and a member of our board of directors since our inception in July 2004. She has served as our chief research officer since 2004, where she oversees all of our research activities for relevance to our business goals, adherence to scientific standards and assurance of regulatory, legal and contractual compliance. From June 1990 to September 1995, Dr. Dyer served as a NIH-funded Principal Investigator at The Scripps Research Institute, La Jolla, California and from 1995 to 2010 was on faculty at Northern Arizona University, Flagstaff, Arizona where she maintained an extramurally-funded research program and laboratory. She was the first Research Professor in the Department of Biology at Northern Arizona University and the first Established Investigator for the American Heart Association in the State of Arizona. Dr. Dyer earned a Bachelor’s degree in Biology from the University of California at San Diego in 1974 and a Ph.D. in Physiology and Pharmacology in 1986 in the School of Medicine at University of California at San Diego. Dr. Dyer was appointed as an Adjunct Member of the Graduate Faculty at Texas A&M University in 2015. We believe that Dr. Dyer is qualified to serve as a member of our board of directors because of her unique scientific background, her role as our co-founder and inventor of our first product, ContraPest.

Loretta P. Mayer, Ph.D. is one of our co-founders, and has served as our chair of the board since our inception in July 2004. Since June 2009, Dr. Mayer has served as our chief scientific officer. In December 2015, she assumed the title of chief executive officer, a position she previously held from June 2011 to January 2015. She is a co-inventor on the patent licensed from the University of Arizona that formed the basis for the launch of our research and development efforts and continues to contribute as co-inventor on additional patent improvements and new technology. Prior to her career in medicine and science, from 1978 to 1991 Dr. Mayer served as CEO of Binnacle Development, Inc., a California-based Real Estate Development company, where she established the first Senior Citizen Housing project in the city of San Diego, developed $45 million in product and managed an annual budget of $10 million. Dr. Mayer also served as Vice President of Soroptimist International of the Americas from 1990 to 1991, where she was responsible for NGO representation at United Nations and international board meetings, Cambridge, UK 1990 – 1991. She also served Soroptimist International of the Americas as a federation board member from 1988 to 1990 and as regional governor from 1984 to 1986. She earned a master’s degree in 1997 and a Ph.D. in 2000 in Biology from Northern Arizona University. Dr. Mayer earned a bachelors degree in Sociology from University of California, San Diego in 1971. She accepted a post-doctoral appointment with the College of Medicine at the University of Arizona in 2000. We believe that Dr. Mayer is qualified to serve as a member of our board of directors because of her scientific experience, business background and her role as our co-founder.

Bob Ramsey was elected to our board of directors in January 2016. Since 1978, Mr. Ramsey has served as chief executive officer of Starwest Associates, which develops and implements new business models in public partnerships for ambulance and EMS services. Mr. Ramsey also currently serves as chief executive officer of the Ramsey Social Justice Foundation, a non-profit organization that is dedicated to charitable work in the fields of global sustainability and affordable housing for at-risk and vulnerable populations, including women and children. The Ramsey Social Justice Foundation is a member of the Clinton Global Initiative. Mr. Ramsey has been appointed by six different Arizona governors to various Arizona state boards and commissions, including the Arizona Department of Health Services Emergency Medical Services Council on which he has served continuously since 1988. Mr. Ramsey holds a Bachelor of Arts from Arizona State University, and Arizona State University has named a school after Mr. Ramsey. We believe Mr. Ramsey is qualified to serve as a member of our board of directors because of his experience and knowledge of business development, global sustainability, charitable organizations and state and local government.

Matthew Szot was elected to our board of directors in December 2015 and appointed as the chairman of the audit committee of our board of directors in December 2015 and as the chairman of the compensation committee of our board of directors in July 2016. Since March 2010, he has served as the chief financial officer and treasurer of S&W Seed Company, a Nasdaq-listed agricultural seed company. From February 2007 until October 2011, Mr. Szot served as the chief financial officer for Cardiff Partners, LLC, a strategic consulting company that provided executive financial services to various publicly traded and privately held companies. From 2003 to December 2006, Mr. Szot served as chief financial officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG and served as an Audit Manager for various publicly traded companies. Mr. Szot has a Bachelor of Science degree in Agricultural Economics/Accountancy from the University of Illinois, Champaign-Urbana and is a Certified Public Accountant in the State of California. We believe that Mr. Szot is qualified to serve as a member of our board of directors because of his experience and knowledge of corporate finance, mergers and acquisitions, corporate governance as well as other operational, financial and accounting matters gained as a past and present chief financial officer of other public and private companies.

Grover Wickersham was elected to our board of directors and appointed as its vice-Chairman in December 2015. Mr. Wickersham also serves on the board of directors of S&W Seed Company, a Nasdaq-traded agricultural company, Eastside Distilling, Inc., an OTCQB-traded producer of high quality spirits, and Verseon Corporation, a London AIM-listed pharmaceutical development company. Since November 2016, Mr. Wickersham has served as the chief executive officer of Eastside Distilling, Inc. Mr. Wickersham has been a director and portfolio advisor of Glenbrook Capital Management, the general partner of a partnership that invests primarily in the securities of public companies, from 1996 to present. For more than five years, Mr. Wickersham has served as the chairman of the board of trustees of Purisima Fund, a mutual fund advised by Fisher Investments of Woodside, California, which fund has assets under management of approximately $375 million. Between 1976 and 1981, Mr. Wickersham served as a staff attorney, and then as a branch chief, of the U.S. Securities and Exchange Commission. He holds an A.B. from the Univ. of California at Berkeley, an M.B.A. from Harvard Business School and a J.D. from Univ. of California (Hastings). We believe that Mr. Wickersham is qualified to serve as a member of our board of directors because of his experience and knowledge of corporate finance and legal matters, his experience and knowledge of operational matters gained as a past and present director of other public and private companies, and his knowledge of our company.

Executive Officers

The names and certain information about our executive officers as of the record date are set forth below:

Name	Age	Position
Loretta P. Mayer, Ph.D.	67	Chair of the Board, Chief Executive Officer and Chief Scientific Officer
Cheryl A. Dyer, Ph.D.	65	President, Chief Research Officer and Director
Thomas C. Chesterman	57	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
Kim Wolin	61	Executive Vice President, Operations and Secretary

Drs. Mayer and Dyer’s biographical details are set out above under the heading “Continuing Directors.”

Tom Chesterman joined our company in September 2015, and has served as our chief financial officer and treasurer since December 2015. He has over 20 years of experience as the chief financial officer of a public company in the life science, technology and telecommunications industries. Most recently, he was the vice president and treasurer of General Communication Inc., a telecommunications company in Alaska, from 2013 to 2015. Previously, he was the chief financial officer of life science companies Bionovo Inc. from 2007 to 2012, Aradigm Corp. from 2002 to 2007 and Bio-Rad Laboratories, Inc. from 1996 to 2002. Mr. Chesterman is adept at a variety of capital market access techniques, and has significant experience in developing the operational and financial infrastructures in companies to help support successful and rapid growth. Mr. Chesterman earned a bachelor’s degree from Harvard University and an MBA from the University of California at Davis.

Kim Wolin joined our company as a marketing technologist in May 2013, and in May 2014 was appointed executive vice president of operations. From January 2009 to May 2013, she was a vice president, branch sales and service manager of Sunwest Bank, a community bank located in Flagstaff, Arizona. From November 1996 to December 2009, Ms. Wolin held the positions of assistant vice president, branch manager and Licensed Financial Advisor at Wells Fargo Bank. She has owned and operated Creative Net Solutions, a website design and hosting business, since 1994. From 1984 to 1992, Ms. Wolin owned and operated Kodas Produce Market, a health food and organic produce store in Oakland, CA. Ms. Wolin earned a bachelor’s degree in Psychology from the State University of New York/Buffalo in 1977.

CORPORATE GOVERNANCE

Board of Directors Leadership Structure

The board of directors has adopted a structure under which the vice-chair of our board of directors is an independent director and a separate role from our board chair and chief executive officer. We believe the current separation of the vice-chair from the board chair and chief executive officer role allows the chief executive officer to focus her time and energy on running our business and managing our operations, while leveraging the experience and perspectives of an independent vice-chairman. Our chief executive officer has generally also been a member of the board of directors. Dr. Mayer is a director as well as our chief executive officer. We believe it is important to enable our chief executive officer to provide information and insight about us directly to the directors in their deliberations. Our board of directors believes that separating the board chair/chief executive officer and vice-chairman of the board roles is the appropriate leadership structure for us at this time and demonstrates our commitment to effective corporate governance.

Our board chair is responsible for the effective functioning of our board of directors, enhancing its efficacy by guiding board of directors processes and presiding at board of directors meetings. Our board chair presides at stockholder meetings and ensures that directors receive appropriate information from our management to fulfill their responsibilities. Our board chair also acts as a liaison between our board of directors and executive management, facilitating clear and open communication between management and the board of directors.

Board of Directors Role in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors will not have a standing risk management committee, but rather intends to administer this oversight function directly through our board of directors as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to issue guidelines and policies to govern the process by which risk assessment and management is undertaken and to monitor compliance with legal and regulatory requirements. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Director Independence

Generally, under the continued listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our board of directors has determined that Messrs. Dumont, Ramsey, Szot and Wickersham, and Dr. Williams are independent within the meaning of Nasdaq listing standards and that none of such directors has any relationship with us that would interfere with the exercise of their independent business judgment. Accordingly, a majority of our directors is independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Standing Committees and Attendance

The board of directors held a total of 14 meetings during 2016. All directors attended more than 75% of the aggregate of the meetings of the board of directors and committees thereof, if any, upon which such director served during the period for which he or she has been a director or committee member during 2016.

Our board of directors includes an audit committee, a compensation committee and a corporate governance and nominating committee. Our audit, compensation and governance committees are comprised solely of independent board members. Information about these standing committees and committee meetings is set forth below.

Audit Committee

Our audit committee currently consists of Matthew Szot, who is the chair of the committee, Grover Wickersham and Marc Dumont. The board of directors has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” director under applicable SEC and NASDAQ rules. Each member of the audit committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. Further, no member of the audit committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years. The board of directors has designated Mr. Szot as an “audit committee financial expert” as defined under applicable SEC rules and has determined that Mr. Szot possesses the requisite “financial sophistication” under applicable NASDAQ rules. The audit committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed by the audit committee on an annual basis. A current copy of the audit committee charter is available on our website at http://senestech.investorroom.com/ on the “Board Committees” page under the heading “Corporate Governance.” The functions of the audit committee include:

•	Overseeing the engagement of our independent public accountants;
•	Reviewing our accounting policies, judgments and assumptions used in the preparation of our financial statements;
•	Reviewing our audited financial statements and discussing them with the independent public accountants and our management;
•	Meeting with the independent public accountants and our management to consider the adequacy of our internal controls;
•	Establishing procedures regarding complaints concerning accounting or auditing matters, reviewing and, if appropriate, approving related-party transactions, reviewing compliance with our Code of Business Conduct and Ethics, and reviewing our investment policy and compliance therewith; and
•	Reviewing our investment policy and financial plans, reporting recommendations to our full board of directors for approval and authorizing actions.

Both our independent registered accounting firm and internal financial personnel regularly meet with our audit committee and have unrestricted access to the audit committee.

Compensation Committee

Our compensation committee currently consists of Matthew Szot, who is the chair of the committee, Bob Ramsey and Julie Williams, each of whom has been determined by our board of directors to be independent in accordance with Nasdaq standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The compensation committee operates under a written charter, which is reviewed by the committee on an annual basis. A current copy of the compensation committee charter is available on our website at http://senestech.investorroom.com/ on the “Board Committees” page under the heading “Corporate Governance.” The functions of the compensation committee include:

•	Reviewing and, if deemed appropriate, recommending to our board of directors policies, practices, and procedures relating to the compensation of our directors, officers, and other managerial employees and the establishment and administration of our employee benefit plans;
•	Determining or recommending to the board of directors the compensation of our executive officers; and
•	Advising and consulting with our officers regarding managerial personnel and development.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Grover Wickersham, who is the chair of the committee, Marc Dumont and Bob Ramsey, each of whom has been determined by our board of directors to be independent in accordance with Nasdaq standards. The corporate governance and nominating committee operates under a written charter, which is reviewed by the committee on an annual basis and by the Board of Directors as appropriate. A current copy of the nominating and corporate governance committee charter is available on our website at http://senestech.investorroom.com/ on the “Board Committees” page under the heading “Corporate Governance.” The functions of the corporate governance and nominating committee include:

•	Evaluating the composition, size and governance of our board of directors and its committees and make recommendations regarding future planning and the appointment of directors to our committees;
•	Evaluating and recommending candidates for election to our board of directors;
•	Establishing a policy for considering stockholder nominees for election to our board of directors; and
•	Reviewing our corporate governance principles and providing recommendations to the board regarding possible changes.

Director Nomination Process

The board of directors has determined that director nomination responsibilities should be overseen by the Nominating and Corporate Governance Committee (the “Committee”). One of the Committee’s goals is to assemble a Board that brings to us a variety of perspectives and skills derived from high quality business and professional experience. Factors considered by the Committee include judgment, knowledge, skill, diversity (including factors such as race, gender and experience), integrity, experience with businesses and other organizations of comparable size, including experience in animal and health sciences, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other Board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the board of directors and any committees of the board of directors. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of us and our stockholders, act ethically at all times and adhere to the applicable provisions of our code of ethics and business conduct. Other than consideration of the foregoing and applicable SEC and Nasdaq requirements, unless determined otherwise by the Committee, there are no stated minimum criteria, qualities or skills for director nominees. However, the Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. In addition, at least one member of the board of directors serving on the audit committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable Nasdaq and SEC rules, and a majority of the members of the board of directors should meet the definition of “independent director” under applicable Nasdaq rules.

The Committee identifies director nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. The Committee also takes into account an incumbent director’s performance as a Board member. If any member of the board of directors does not wish to continue in service, if the Committee decides not to re-nominate a member for reelection, if the Board decided to fill a director position that is currently vacant or if the board of directors decides to recommend that the size of the board of directors be increased, the Committee identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of the board of directors and management are polled for suggestions as to individuals meeting the Committee’s criteria. Research may also be performed to identify qualified individuals. Nominees for director are selected by a majority of the members of the Committee, with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination.

It is the policy of the Committee to consider suggestions for persons to be nominated for director that are submitted by stockholders. The Committee will evaluate stockholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Stockholders suggesting persons as director nominees should send information about a proposed nominee to our Secretary at our principal executive offices as referenced above at least 120 days before the anniversary of the mailing date of the prior year’s proxy statement. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of SenesTech, a description of the proposed nominee’s relationship to the stockholder and any information that the stockholder feels will fully inform the Committee about the proposed nominee and his or her qualifications. The Committee may request further information from the proposed nominee and the stockholder making the recommendation. In addition, a stockholder may nominate one or more persons for election as a director at our annual meeting of stockholders if the stockholder complies with the notice, information, consent and other provisions relating to stockholder nominees contained in our Bylaws. Please see the section above titled “Deadlines for Receipt of Stockholder Proposals” for important information regarding stockholder proposals, including director nominations.

Code of Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics in compliance with applicable rules of the SEC that applies to our principal executive officer, our principal financial officer and our principal accounting officer or controller, or persons performing similar functions, as well as to all members of our Board of Directors and all other employees. A copy of this policy is available on our website at http://senestech.investorroom.com/ on the “Documents and Policies” page under the heading “Corporate Governance,” or free of charge upon written request to the attention of our Secretary, by regular mail at our principal executive offices, email to inquiries@senestech.com or fax at 928-526-0243. We will disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC. In addition, we have adopted a policy for research misconduct, which also applies to all officers, directors and employees.

2016 Director Compensation

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during the year ended December 31, 2016.

Name	Cash Awards ($)		Option Awards ($)(3)	RSU Award ($)(4)	Total ($)
Marc Dumont	$32,500	(1)	$169,040	$24,997	$226,537
Bob Ramsey	$30,000	(1)	$169,040	$24,997	$224,037
Matthew K. Szot	$105,000	(2)	$88,240	$24,997	$218,237
Julia Williams, M.D.	$27,500	(1)	$88,240	$24,997	$140,737
Grover Wickersham	$70,000	(1)	$88,240	$24,997	$183,237

(1)	These cash awards represent pre-payment of 2017 Board Cash Compensation (as detailed below). These pre-payment amounts were paid in December 2016 for service to be provided through the Annual Meeting.
(2)	The $105,000 cash award represents pre-payment of 2017 Board Cash Compensation (as detailed below) of $55,000. These pre-payment amounts were paid in December 2016 for service to be provided through the Annual Meeting. In addition, Mr. Szot received a one-time $50,000 payment in recognition of past service to the Board.

(3)	Represents grants of non-statutory options that scheduled to vest at various times through January, 2019.
(4)	Represents grants of restricted stock units that vest on the 12 month anniversary of grant. All awards listed will be vested by December 31, 2017.

Non-Employee Director Compensation Program

On December 19, 2016, the Board adopted a non-employee director compensation program (the “Program”) for providing cash and equity compensation to its non-employee directors for their service on the Board and committees of the Board. The Program became effective for the service of non-employee directors beginning January 1, 2017. The components of the Program are as follows:

Cash Compensation:	Amount
Annual general retainer for serving on the Board	$25,000
Incremental annual retainer for the Vice-Chair of the Board	$30,000
Incremental annual retainer for Chair of the Audit Committee	$20,000
Incremental annual retainer for directors also serving on the Audit Committee	$5,000
Incremental annual retainer for each Chair of the Compensation and Nominating and Corporate Governance Committees	$10,000
Incremental annual retainer for directors also serving on the Compensation and Nominating and Corporate Governance Committees	$2,500
Incremental fee for attendance at each meeting of the Audit, Compensation and Nominating and Corporate Governance Committees exceeding one hour	$250

Equity Compensation:	Grant details
Annual RSU grant for serving on the Board	A number of RSUs equal to $25,000 divided by the closing market price of the common stock on the date of grant; 100% of which RSUs will vest after one year of continuous service on the Board. Grants may be made at the next regularly scheduled meeting of the board of directors following the Annual Meeting.
Annual stock option grant for serving on the Board	Nonstatutory stock options to purchase 20,000 shares of common stock; exercise price equal to the closing market price of the common stock on the date of grant; 25% of which options will vest on the first day of each calendar quarter following the date of grant, so that 100% of the options will be fully vested on the one-year anniversary of the date of grant. The options will expire on the fifth anniversary of the date of grant. Grants may be made at the next regularly scheduled meeting of the board of directors following the Annual Meeting.

In addition, we reimburse non-employee directors for reasonable travel expenses for participation in board meetings and for travel conducted on behalf of our business.

Each of Dr. Mayer, who serves as our chair of the board, chief executive officer and chief scientific officer, and Dr. Dyer, who serves as our president and chief research officer, receives no compensation for her service as a director, and the compensation received by Drs. Mayer and Dyer as employees during 2016 is presented in “Executive Officer Compensation — Summary Compensation Table.”

EXECUTIVE OFFICER COMPENSATION

As a smaller reporting company, we are not required to provide a separately-captioned “Compensation Discussion and Analysis” (“CD&A”) section. However, in order to provide a greater understanding to our stockholders regarding our compensation policies and decisions with respect to our named executive officers, we are including the following narrative disclosure to highlight salient portions of a typical CD&A. This narrative disclosure should be read in conjunction with the Summary Compensation Table and related tables that are presented elsewhere in this Proxy Statement.

Compensation Philosophy and Processes

Compensation for our executives and key employees is designed to attract and retain people who share our vision and values and who can consistently perform in such a manner that enables us to achieve its strategic goals. The compensation committee believes that the total compensation package for each of our executive officers is competitive with the market, thereby allowing us to retain executive talent capable of leveraging the skills of our employees and our unique assets in order to increase stockholder value. Our “named executive officers” refers to those executive officers identified in the Summary Compensation Table below. Our named executive officers for fiscal year 2016 included the following individuals: Loretta P. Mayer, Ph.D., Chair of the Board, Chief Executive Officer and Chief Scientific Officer; Cheryl A. Dyer, Ph.D., President and Chief Research Officer; and Thomas Chesterman, Chief Financial Officer, Treasurer and Assistant Secretary.

Our executive compensation programs are designed to (1) motivate and reward our executive officers, (2) retain our executive officers and encourage their quality service, (3) incentivize our executive officers to appropriately manage risks while improving our financial results, and (4) align executive officers’ interests with those of our stockholders. Under these programs, our executive officers are rewarded for the achievement of company objectives and the realization of increased stockholder value.

The program seeks to remain competitive with the market while also aligning the executive compensation program with stockholder interests through the following types of compensation: (i) base salary; (ii) annual cash-based incentive bonuses; and (iii) equity-based incentive awards.

Key Executive Compensation Objectives

The compensation policies developed by the compensation committee are based on the philosophy that compensation should reflect both Company-wide performance, financially and operationally, and the individual performance of the executive, including management of personnel under his supervision. The compensation committee’s objectives when setting compensation for our executive officers include:

•	Setting compensation levels that are sufficiently competitive such that they will motivate and reward the highest quality individuals to contribute to our goals, objectives and overall financial success. This is done in part through reviewing and comparing the compensation of other companies in our peer group.
•	Retaining executives and encouraging their continued quality service, thereby encouraging and maintaining continuity of the management team. Our competitive base salaries combined with cash and equity incentive bonuses, retirement plan benefits and the vesting requirements of our equity-based incentive awards, encourage high-performing executives to remain with the Company.
•	Incentivizing executives to appropriately manage risks while attempting to improve our financial results, performance and condition.
•	Aligning executive and stockholder interests. The compensation committee believes the use of equity compensation as a key component of executive compensation is a valuable tool for aligning the interests of our executive officers with those of our stockholders.

Our compensation program is designed to reward superior performance of both the Company and of each individual executives and seeks to encourage actions that drive our business strategy. In fiscal 2016, we instituted a process by which the compensation committee or a member thereof, will meet with each of our executives quarterly to review performance, goals and expectations so that our annual compensation decisions, when made, will be more transparent. Our compensation strategy is to provide a competitive opportunity for senior executives, taking into account their total compensation packages, which include a combination of base salary, cash-based incentive bonuses and equity-based incentive bonuses.

Oversight of Executive Compensation

The Role of the Compensation Committee in Setting Compensation.  Our compensation committee determines and recommends to our board of directors the compensation of our executive officers. The compensation committee also makes recommendations to our board of directors regarding equity compensation under our 2015 Equity Incentive Plan (the “2015 Plan”). The compensation committee reviews base salary levels for executive officers of our company and recommends raises and bonuses based upon the company’s achievements, individual performance and competitive and market conditions. The compensation committee may delegate certain of its responsibilities, as it deems appropriate, to compensation subcommittees or to our officers, but it has not elected to do so to date.

The Role of Executives in Setting Compensation.  While the compensation committee does not delegate any of its functions to others in setting the compensation of senior management, it includes members of senior management in the compensation committee’s executive compensation process. We have asked each of our senior executives to annually provide us with input with regard to their goals for the coming year. These proposals include suggested company-wide and individual performance goals. The compensation committee reviews these proposals with the executives and provides the Committee’s perspective on those aspects that the Committee may feel should be modified. Quarterly meetings with the executives will permit an ongoing dialog to further our goal of enhancing communication and managing expectations regarding compensation matters.

The Role of Consultants in Setting Compensation.  In fiscal 2016, the compensation committee did not retain compensation consultants to assist it in its review of executive compensation although it is empowered by its charter to do so. As the compensation committee deems necessary or helpful, it may retain the services of compensation consultants in connection with the establishment and development of our compensation philosophy and programs in the future.

Compensation Risk Assessment

As part of its risk assessment process, the compensation committee reviewed material elements of executive and non-executive employee compensation. The compensation committee concluded that these policies and practices do not create risk that is reasonably likely to have a material adverse effect on us.

The structure of our compensation program for our executive officers does not incentivize unnecessary or excessive risk taking. The base salary component of compensation does not encourage risk taking because it is a fixed amount. The incentive plan awards have risk-limiting characteristics:

•	Annual incentive awards to each of our executive officers are limited to the fixed maximum specified in the incentive plan;
•	Annual incentive awards are based on a review of a variety of performance factors, thus diversifying the risk associated with any single aspect of performance;
•	The compensation committee, which is composed of independent members of our board of directors, approves final incentive plan cash and stock awards in its discretion after reviewing executive and corporate performance; and
•	The significant portion of long-term value is delivered in shares of our Company with a multi-year vesting schedule, which aligns the interests of our executive officers to the long-term interests of our stockholders.

Elements of Compensation

The material elements of the compensation program for our named executive officers include: (i) base salary; (ii) cash-based incentive bonuses; and (iii) equity-based incentive awards.

Base Salaries.  We provide our named executive officers with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to us and competitiveness of the market. Salaries for our named executive officers are determined by the compensation committee based on the following factors: nature and responsibility of the position and, to the extent available, salary norms for comparable positions; the expertise of the individual executive; and the competitiveness of the market for the executive’s services.

Performance Cash-Based Incentive Bonuses.  Our practice is to award cash-based incentive bonuses, based in part on the achievement of performance objectives or significant accomplishments as established by the compensation committee from time-to-time in its discretion. These performance objectives and significant accomplishments are, in part, developed in partnership with the executive and are discussed on an ongoing basis throughout the year.

Equity-Based Incentive Awards.  Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our named executive officers. Our compensation committee is responsible for approving equity grants. As of the end of fiscal 2016, our named executive officers have been granted both stock option awards and restricted stock units. Vesting of the stock option and restricted stock unit awards is tied to continuous service with us and serves as an additional retention measure and long-term incentive.

Key Compensation Decisions and Developments for Fiscal Year 2016

For fiscal 2016, each executive was entitled to receive an annual incentive bonus, pursuant to their employment agreements. Following the completion of the 2016 fiscal year, each of our executive officers self-evaluated themselves against their specific goals and presented their assessment to the compensation committee. The compensation committee followed with its own assessment and discussed the results with each of our executive officers. Based on the year-end assessments, and pursuant to each executive’s current employment agreement, the compensation committee determined that our executive officers were entitled to incentive bonuses as follows:

Loretta P. Mayer, PH.D., Chair of the Board, Chief Executive Officer and Chief Scientific Officer	50% of base salary
Cheryl A. Dyer, PH.D., President and Chief Research Officer	35% of base salary
Thomas C. Chesterman, Chief Financial Officer and Treasurer	80% of base salary
•	Base Pay. Pursuant to their respective employment agreements entered into in November 30, 2015 and June 30, 2016, the current base salaries for our executive officers are as follows:

Loretta P. Mayer, PH.D., Chair of the Board, Chief Executive Officer and Chief Scientific Officer	$300,000
Cheryl A. Dyer, PH.D., President and Chief Research Officer	$250,000
Thomas C. Chesterman, Chief Financial Officer and Treasurer	$250,000
•	Cash-Based Incentive Compensation. The following cash incentive bonuses were paid in 2016 to our executive officers for their performance during fiscal 2016:

Loretta P. Mayer, PH.D., Chair of the Board, Chief Executive Officer and Chief Scientific Officer	$250,308	(1)
Cheryl A. Dyer, PH.D., President and Chief Research Officer	$237,599	(2)
Thomas C. Chesterman, Chief Financial Officer and Treasurer	$115,944

(1)	Cash-based incentive compensation for Loretta P. Mayer includes $150,000 paid in July, 2016 pursuant to the execution of her 2016 employment agreement, $30,000 in December, 2016 in connection with 2016 performance objectives and $70,308 under the terms of her 2013 employment agreement that was cancelled in June, 2016 with the execution of her current agreement.
(2)	Cash-based incentive compensation for Cheryl A. Dyer includes $150,000 paid in July, 2016 pursuant to the execution of her 2016 employment agreement, $17,500 in December, 2016 in connection with 2016 performance objectives and $70,099 under the terms of her 2013 employment agreement that was cancelled in June, 2016 with the execution of her current agreement.
•	Equity-Based Incentive Compensation. The remainder of the incentive bonuses due to our executive officers to compensate them for their 2016 performance was paid in equity. Based on the final assessments of the compensation committee, in June and December, 2016, our executive officers were granted the following equity incentive awards out of our 2015 Equity Incentive Plan:

Named Executive Officer	Restricted Stock Units		Dollar Value of Options and RSUs
Loretta P. Mayer	225,556	(1)	$595,000
Cheryl A. Dyer	223,241	(1)	$576,250
Thomas C. Chesterman	10,494		$85,000

(1)	220,000 of the restricted stock units awarded to each of Loretta P. Mayer and Cheryl A. Dyer as incentive bonus compensation vest 1/3 at the twelve month anniversary of issuance, and the remaining units vesting in equal quarterly tranches over the following twenty-four months of continuous service. All other restricted stock units awarded in 2016 vested and were issued immediately upon grant.

Summary Compensation Table

The following table sets forth the compensation earned during the past two fiscal years by (i) the person who served as our principal executive officer during 2016 and (ii) the two most highly compensated executive officers other than the chief executive officer who were serving as executive officers at the end of 2016 and whose total compensation for 2016 exceeded $100,000. The persons described in clauses (i) and (ii) above are collectively referred to herein as our “named executive officers.”

Name and Position	Year	Salary ($)	Bonus ($)(5)	Option Awards ($)(1)	RSU Awards ($)(2)	All Other Comp ($)(4)	Total ($)
Loretta P. Mayer, PH.D., Chair of the Board, Chief Executive Officer and Chief Scientific Officer	2016	$207,958	$250,308	$—	$595,000	$14,427	$1,067,693
	2015	$107,000	$81,836	$2,410,400	$—	$14,426	$2,613,662
Cheryl A. Dyer, PH.D., President and Chief Research Officer	2016	$182,958	$237,599	$—	$576,250	$12,699	$1,009,506
	2015	$107,000	$60,000	$2,410,400	$—	$6,749	$2,584,149
Thomas Chesterman(3) Chief Financial Officer and Treasurer	2016	$250,000	$115,944	$—	$85,000	$—	$450,944
	2015	$—	$—	$861,600	$—	$—	$861,600

(1)	The amounts in this column reflect the aggregate grant-date fair value of stock option awards, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for stock-based compensation. The amounts included for a particular year reflect only the awards treated as granted in that year. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these award amounts are set forth in Note 14 (Stock-based Compensation) to the financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 31, 2017 (the “2016 10-K”).

(2)	The amounts in this column reflect the aggregate grant-date fair value of restricted stock units awards, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for stock-based compensation. The amounts included for a particular year reflect only the awards treated as granted in that year. Assumptions used in the calculation of these award amounts are set forth in Note 14 (Stock-based Compensation) to the financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 31, 2017 (the “2016 10-K”).
(3)	Mr. Chesterman was appointed as our executive vice president, chief financial officer, treasurer and assistant secretary effective in December 2015.
(4)	The amounts in this column reflect the payment by us of life insurance premiums for Dr. Mayer and Dr. Dyer pursuant to their respective employment agreements.
(5)	Bonus amounts were paid pursuant to their respective employment agreements as described above.

Grants of Plan-Based Awards

In June 2016, per the terms of employment letter agreements with each Dr. Dyer and Dr. Mayer, as further described below, our board of directors granted to each of Dr. Dyer and Dr. Mayer, an award of restricted stock units (RSUs) representing the right to receive 220,000 shares of the Company’s common stock. The RSU awards will vest and be settled over a three-year period, with one-third of the units vesting on the twelve-month anniversary of the date of grant, and the remaining units vesting in equal quarterly tranches over the following twenty-four months of continuous service. In December 2016, our board of directors granted RSUs to each of Loretta Mayer, Cheryl Dyer and Tom Chesterman in the amounts of 5,556, 3,241 and 10,494 shares respectively. These were issued as part of their 2016 incentive compensation.

Outstanding Equity Awards at December 31, 2016

The following table sets forth all outstanding equity awards held by each of our named executive officers as of December 31, 2016.

	Equity Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)
Loretta P. Mayer	7/3/2015	300,000	—	$0.50	7/3/2025	—
	10/15/2015	40,000	—	$0.50	10/15/2025	—
	6/30/2016	—	—	$—		220,000	$1,793,000
Cheryl A. Dyer	7/3/2015	300,000	—	$0.50	7/3/2025	—
	10/15/2015	40,000	—	$0.50	10/15/2025	—
	6/30/2016	—	—	$—		220,000	$1,793,000
Thomas C. Chesterman	12/1/2015	45,000	75,000	$0.50	12/15/2025	—
	9/9/2015(2)	15,000	—	$0.50	9/9/2018	—

(1)	The option exercise price is the closing price of our common stock on the grant date.
(2)	Represents option grant to Mr. Chesterman on September 9, 2015 while he was serving as a consultant to the Company. The option grant fully vested upon employment with the Company in December 2015.

Employment Agreements

We have agreements with our named executive officers, which include provisions regarding post-termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group.

Agreement with Dr. Mayer.  We entered into an employment letter agreement with Dr. Mayer dated June 30, 2016. Pursuant to this agreement, Dr. Mayer is entitled to receive an annual base salary of $300,000, which will be reviewed and may be adjusted periodically by the our compensation committee or board of directors. Dr. Mayer was paid a signing bonus of $150,000 immediately following the signing of her employment letter agreement. By entering into the employment letter agreement and accepting the signing bonus, Dr. Mayer agreed to waive all rights to receive any compensation amounts provided for in her previous employment agreement dated October 16, 2013.

During the term of Dr. Mayer’s employment with us, Dr. Mayer is eligible receive an annual bonus in an amount of up to 50% of her annual base salary, provided that whether Dr. Mayer is entitled to receive any bonus in any given year, and the specific amount of such bonus, shall be determined annually by our board of directors, and shall be based upon mutually agreeable performance objectives and other criteria to be determined by the board of directors. Annual bonuses will be payable within thirty days after the board of director’s determination that an annual bonus shall be awarded.

Pursuant to the terms of her employment letter agreement, on June 30, 2016 we granted to Dr. Mayer an award of restricted stock units (RSU) under our 2015 Plan, representing the right to receive 220,000 shares of our common stock. The RSU award vests and will be settled over a three-year period, with one-third of the units vesting on the 12-month anniversary of the date of grant, and the remaining units vesting in equal quarterly tranches over the following twenty-four months of continuous service.

Upon a change of control of our company, we have agreed to pay Dr. Mayer a bonus equal to (i) 1% of the amount of the net sale price (as such term is defined in her employment letter agreement) of our company that is $100,000,000 or less, plus (ii) an additional 0.5% of the amount of the net sale price of our company that is more than $100,000,000, payable in cash or other proceeds payable to our other stockholders. Under the terms of her agreement, Dr. Mayer shall be entitled to this change of control bonus if the change of control transaction occurs within 12 months following the termination of her employment by us without cause (as such term is defined in her employment letter agreement and excluding death or disability) or within 12 months following Dr. Mayer’s resignation for good reason (as such term is defined in her employment letter agreement), provided that Dr. Mayer remains in compliance with her confidentiality and other ongoing post-termination obligations under the employment letter agreement.

Dr. Mayer shall be entitled to accrue four weeks paid vacation and sick leave per calendar year, and may participate in our standard benefits plans. Dr. Mayer is also entitled to be reimbursed for reasonable out-of-pocket expenses incurred in the performance of her duties to our company in accordance with our rules and policies. We have agreed to pay the annual premiums for a key person term life insurance policy of $1,000,000, subject to underwriter’s acceptance.

In the event that Dr. Mayer is terminated without cause (as such term is defined in her employment letter agreement) or if she resigns for good reason (as such term is defined in her employment letter agreement), then Dr. Mayer shall receive her base salary and health insurance benefits for a period of 12 months following the effective date of such termination. Dr. Mayer will also be entitled to any earned but unpaid annual bonus, and all of her outstanding equity awards will accelerate immediately upon the date of her termination without cause (excluding death or disability) or resignation for good reason.

Agreement with Dr. Dyer.  We entered into an employment letter agreement with Dr. Dyer dated June 30, 2016. Pursuant to this agreement, Dr. Dyer is entitled to receive an annual base salary of $250,000, which will be reviewed and may be adjusted periodically by the our compensation committee or board of directors. Dr. Dyer was paid a signing bonus of $150,000 immediately following the signing of her employment letter agreement. By entering into the employment letter agreement and accepting the signing bonus, Dr. Dyer agreed to waive all rights to receive any compensation amounts provided for in her previous employment agreement dated October 16, 2013.

During the term of Dr. Dyer’s employment with us, Dr. Dyer is eligible to receive an annual bonus in an amount of up to 35% of her annual base salary, provided that whether Dr. Dyer is entitled to receive any bonus in any given year, and the specific amount of such bonus, shall be determined annually by our board of directors, and shall be based upon mutually agreeable performance objectives and other criteria to be determined by the board of directors. Annual bonuses will be payable within thirty days after the board of director’s determination that an annual bonus shall be awarded.

Pursuant to the terms of her employment letter agreement, on June 30, 2016, we granted to Dr. Dyer an RSU award under our 2015 Plan, representing the right to receive 220,000 shares of our common stock. The RSU award vests and will be settled over a three-year period, with one-third of the units vesting on the 12-month anniversary of the date of grant, and the remaining units vesting in equal quarterly tranches over the following twenty-four months of continuous service.

Upon change of control of our company, we have agreed to pay Dr. Dyer a bonus equal to (i) 1% of the amount of the net sale price (as such term is defined in her employment letter agreement) of our company that is $100,000,000 or less, plus (ii) an additional 0.5% of the amount of the net sale price of our company that is more than $100,000,000, payable in cash or other proceeds payable to our other stockholders in such company. Under the terms of her agreement, Dr. Dyer shall be entitled to this change of control bonus if the change of control transaction occurs within 12 months following the termination of her employment by us without cause (as such term is defined in her employment letter agreement and excluding death or disability) or within 12 months following Dr. Dyer’s resignation for good reason (as such term is defined in her employment letter agreement), provided that Dr. Dyer remains in compliance with her confidentiality and other ongoing post-termination obligations under the employment letter agreement.

Dr. Dyer shall be entitled to accrue four weeks paid vacation and sick leave per calendar year, and may participate in our standard benefits plans. Dr. Dyer is also entitled to be reimbursed for reasonable out-of-pocket expenses incurred in the performance of her duties to our company in accordance with our rules and policies. We have agreed to pay the annual premiums for a key person term life insurance policy of $1,000,000, subject to underwriter’s acceptance.

In the event that Dr. Dyer is terminated without cause (as such term is defined in her employment letter agreement) or if she resigns for good reason (as such term is defined in her employment letter agreement), then Dr. Dyer shall receive her base salary and health insurance benefits for a period of 12 months following the effective date of such termination. Dr. Dyer will also be entitled to any earned but unpaid annual bonus, and all of her outstanding equity awards will accelerate immediately upon the date of her termination without cause (excluding death or disability) or resignation for good reason.

Agreement with Mr. Chesterman.  We entered into an employment offer letter with Mr. Chesterman dated November 20, 2015 to serve as our chief financial officer. Pursuant to this agreement, we pay Mr. Chesterman a salary of $250,000 per year, and in accordance with the letter agreement, Mr. Chesterman’s salary may be paid up to fifty percent (50%) in stock options until we are in the financial position to pay the salary entirely in cash, to be determined by the chief executive officer. In addition, Mr. Chesterman is eligible for a performance bonus, which amounts shall be determined at least annually by mutual agreement on achievement of personal and company goals, which bonus will be targeted to be no less than $200,000 per year. Per the offer letter, we granted Mr. Chesterman a stock option to purchase 120,000 share of our common stock at an exercise price equal to $0.50 per share, which option vests over a four-year vesting schedule, with  1/48th of the option vesting monthly beginning on January 1, 2016, until such option is vested in full or Mr. Chesterman’s employment is terminated. The vesting of the option shall accelerate in full upon a change in control of us. Mr. Chesterman’s option may also be early exercised by entering into a restricted stock purchase agreement containing a right of repurchase in favor of us on any unvested portion of the shares subject to the option.

Employee Benefit Plans

Equity Compensation Plan Information

The following table presents certain information regarding our common stock that may be issued upon the exercise of options and vesting of restricted stock units granted to employees, consultants or directors as of December 31, 2016:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,762,014	(1)	$2.65	979,480
Equity compensation plans not approved by security holders	—		$—	—

(1)	Amount includes 455,430 restricted stock units granted and unvested as of December 31, 2016.

We have granted options to purchase common stock to our officers, directors, employees and consultants under our 2015 Equity Incentive Plan (the “Plan”). The Plan also enables us to grant restricted stock, restricted stock units and certain other equity-based compensation to our officers, directors, employees and consultants. Under the Plan, we awarded restricted stock units to each of our non-employee directors in 2015 and 2016. We also awarded restricted stock units to certain of our officers in 2016 under the Plan.

Insurance Premiums

We pay 75% of premiums for medical insurance and dental insurance for all full-time employees, including our named executive officers. We also offer high deductible plan options that include a healthcare flexible spending account component for all full-time employees, including our named executive officers. These benefits are available to all full-time employees, subject to applicable laws. We also pay premiums for life insurance and long-term disability insurance benefits for two of our named executive officers per the terms of their respective employment letter agreements, Loretta P. Mayer, Ph.D. and Cheryl A. Dyer, Ph.D., and we also pay premiums for long-term disability insurance benefits for Kim Wolin, our executive vice president — operations and secretary, per the terms of her employment agreement.

STOCK OWNERSHIP

Security Ownership of Principal Stockholders, Directors and Management

The following table sets forth, as of April 12, 2017, information regarding beneficial ownership of our common stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.

The number of shares listed below under the heading “Total Common Stock Equivalents” is the aggregate beneficial ownership for each stockholder and includes:

•	common stock beneficially owned;
•	currently vested options and RSUs; and
•	stock options and RSUs that are not currently vested but will become vested within 60 days after April 12, 2017.

Of this total amount, the number of shares of common stock underlying options and RSUs that are currently vested and stock options and restricted stock units that are not currently vested but will become vested within 60 days after April 12, 2017 are deemed outstanding for the purpose of computing the percentage ownership of common stock outstanding beneficially owned by a stockholder, director or executive officer (the “Deemed Outstanding Shares”) and are also separately listed below under the heading “Number of Shares Underlying Options and RSUs,” but the Deemed Outstanding Shares are not treated as outstanding for the purpose of computing the percentage ownership of common stock outstanding beneficially owned by any other person. This table is based on information supplied by officers, directors, principal stockholders and filings made with the SEC. Percentage ownership is based on 10,161,042 shares of common stock outstanding as of April 12, 2017.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SenesTech, Inc., 3140 N. Caden Court, Suite 1, Flagstaff, Arizona 86004.

Name and Address of Beneficial Owner	Number of Shares Beneficially Held	Number of Shares Issuable Upon Conversion or Exercise of Options and RSUs by June 12, 2017	Total Shares Beneficially Owned
			Shares	Percent
5% Owners:
Gilder, Gagnon, Howe and Co., LLC 475 10th Avenue, New York, NY 10018	1,070,775	—	1,070,775	10.5%
NAU Ventures, LLC PO Box 4094, Flagstaff, AZ 86011	400,000	210,526	610,526	6.0%
Directors and Named Executive Officers:
Loretta P. Mayer, Ph.D.(1)	473,376	340,000	813,376	8.0%
Cheryl A. Dyer Ph.D.(1)	487,962	340,000	827,962	8.1%
Thomas C. Chesterman	7,273	60,000	67,273	*

Name and Address of Beneficial Owner	Number of Shares Beneficially Held	Number of Shares Issuable Upon Conversion or Exercise of Options and RSUs by June 12, 2017	Total Shares Beneficially Owned
			Shares	Percent
Marc Dumont(2)	121,637	18,889	140,526	1.4%
Bob Ramsey(3)	261,748	10,000	271,748	2.7%
Matthew K. Szot	34,000	10,000	44,000	*
Julia Williams, M.D.(4)	108,212	10,000	118,212	1.2%
Grover Wickersham(5)	322,100	10,000	332,100	3.3%
All executive officers and directors as a group (9 persons)(6)	1,891,873	893,889	2,785,762	27.4%

*	Represents beneficial ownership of less than one percent (1%).
(1)	Drs. Mayer and Dyer are married, but for purposes of the share amounts and percentages in this table, their beneficial ownership is displayed separately.
(2)	Includes shares held by Marc Dumont and Patrick Dumont, JTWROS, an affiliate of Mr. Dumont.
(3)	Includes shares of common stock held by Arrowsky LLC and NR Malibu Road LLC, affiliates of Mr. Ramsey.
(4)	Includes shares of common stock held by Julia A. Williams MD Trust, an affiliate of Dr. Williams.
(5)	Includes shares of common stock held by GTW PC Employee Profit Sharing Plan (over which Mr. Wickersham exercises voting control but disclaims beneficial ownership), Wickersham Childrens Trust (over which Mr. Wickersham exercises voting control but disclaims beneficial ownership), Lindsay Anne Wickersham 1999 Irrevocable Trust (the beneficiary of which is an immediate family member living with Mr. Wickersham who exercises voting control but disclaims beneficial ownership), and Paxton Lee Shoen 1998 Education Trust (over which Mr. Wickersham exercises voting control but disclaims beneficial ownership).
(6)	Includes shares of common stock and options to purchase common stock held by Kim Wolin, our executive vice president, operations and secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5. Officers, directors and greater-than-10% stockholders are required by Commission regulations to furnish to us copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% beneficial owners were met during the fiscal year ended December 31, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have been party to the following transactions since January 1, 2016, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, promoters or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change in control arrangements, which are described in this Proxy Statement in the section entitled “2016 Director Compensation” and “Executive Officer Compensation.”

Private Placements of Securities

Common Stock

The following table summarizes the common stock issued since January 1, 2016 to any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, the value of which exceeded $120,000:

Name of director, officer or 5% stockholder	Date issued	Number of shares of common stock	Aggregate purchase price paid
Grover Wickersham	March 30, 2016	320,000	$160,000
Marc Dumont(1)	May 6, 2016	59,930	$149,824
Bob Ramsey	April 7, 2016	20,000	$150,000
NR Malibu Road LLC(2)	May 6, 2016	140,202	$350,505
Julia A. Williams(3)	May 6, 2016	52,800	$132,000

(1)	Shares are held by Marc Dumont and Patrick Dumont, JTWROS, an affiliate of Mr. Dumont.
(2)	Bob Ramsey, a member of our board of directors, is affiliated with NR Malibu Road LLC.
(3)	Shares are held by Julia A. Williams MD Trust, an affiliate of Dr. Williams.

Executive Employment Arrangements

We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements, see the section of the prospectus captioned “Executive Officer Compensation — Employment Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All of the transactions described above were entered into prior to the adoption of such policy, but after presentation, consideration and approval by our board of directors.

In addition, if a related person transaction will compromise the independence of one of our directors, our audit committee may recommend that our board of directors reject the transaction if it could affect our ability to comply with securities laws and regulations or the Nasdaq Stock Market listing requirements.

PROPOSAL NO. 2

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of M&K CPAS, PLLC (“M&K”) has acted as our auditor since December 22, 2014 and has audited our financial statements for the years ended December 31, 2016, 2015 and 2014. M&K is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit. A representative of M&K is expected to be present at the Annual Meeting, where he or she will have the opportunity to make a statement and to respond to appropriate questions.

The audit committee has appointed, and the board of directors has ratified the audit committee’s appointment of, M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Principal Accountant Fees and Services

The aggregate fees billed by M&K for the years ended December 31, 2016 and 2015 for professional services described below are as follows:

	Year Ended December 31,
	2016	2015
Audit fees(1)	$49,491	$55,370
Audit-related fees(2)	$28,400	$—
Tax fees	$—	$—
All other fees	$—	$—
Total fees	$77,891	$55,370

(1)	Audit fees related to professional services rendered in connection with the audit of our annual consolidated financial statements and, with respect to fiscal year 2016, the reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q, and accounting services that relate to the audited consolidated financial statements and are necessary to comply with generally accepted auditing standards.
(2)	Audit related fees related to attestation services related to our initial public offering completed December 8, 2016 that were reasonably related to the performance of its audit of our financial statements and not reported under the caption “Audit fees.”

Pre-Approval Policies and Procedures

We have implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, our audit committee pre-approves all services to be provided by M&K and the estimated fees related to these services.

All audit, audit related, and tax services were pre-approved by the audit committee, which concluded that the provision of such services by M&K was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Our pre-approval policies and procedures provide for the audit committee’s pre-approval of specifically described audit, audit-related, and tax services on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policies and procedures also require specific approval by the audit committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policies and procedures authorize the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

In connection with our financial statements for the fiscal year ended December 31, 2016, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with our independent registered public accounting firm, M&K CPAs PLLC, the matters required to be discussed by applicable auditing standards; and
•	Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the Audit Committee approved our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Submitted by the Audit Committee:
Matthew K. Szot (Chair)
Grover T. Wickersham
Marc Dumont

Vote Required

The ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
FOR RATIFICATION OF THE APPOINTMENT OF M&K CPAS, PLLC
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2017.

[Remainder of page intentionally left blank]

OTHER MATTERS

Stockholder Communications with the Board of Directors and Board Attendance at Annual Stockholder Meetings

Our stockholders may, at any time, communicate in writing with any member or group of members of the board of directors by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices.

Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

The Chairman of the board of directors is expected to make all reasonable efforts to attend our annual stockholder meeting in person. If the Chairman is unable to attend an annual stockholder meeting for any reason, at least one other member of the board of directors is expected to attend in person. Other members of the board of directors are expected to attend our annual stockholder meeting in person if reasonably possible. The Company held its 2016 annual meeting on September 26, 2016.

Proxy Materials Delivered to a Shared Address

Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one proxy statement. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice, from us or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our stockholders household our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at 3140 N. Caden Court, Suite 1, Flagstaff, AZ 86004, or by telephone at (928) 779-4143. Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to 3140 N. Caden Court, Suite 1, Flagstaff, AZ 86004, attention: Secretary. We will deliver a separate copy of our proxy statement to any stockholder who so requests in writing promptly following our receipt of such request.

Transaction of Other Business

Our board of directors knows of no other matters to be submitted at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof as the proxy holders deem advisable.

Annual Report to Stockholders and Form 10-K

Our Annual Letter to Stockholders for the year ended December 31, 2016 (which is not a part of our proxy solicitation materials) is being mailed to our stockholders with this proxy statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2016, without exhibits, is included with the Annual Letter to Stockholders.

By Order of the Board of Directors

Loretta P. Mayer
Chair of the Board and Chief Executive Officer
Flagstaff, Arizona
April 20, 2017

*SENESTECH, INC.*
*C/O TRANSFER ONLINE, INC.*
*512 SE SALMON STREET*
*PORTLAND, OR 97214*

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

| NAME | SHARES |
|---|---|
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

02 0000000000

**The Board of Directors recommends you vote FOR the following:**

1. Election of Class I Directors to serve for a 3 year term until the annual general meeting of Stockholders to be held in 2020 and until her/his successor is duly elected.

**Nominees**

| | For | Against | Abstain |
|---|---|---|---|
| 1A Julia Williams | ☐ | ☐ | ☐ |
| 1B Marc Dumont | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR the following proposal:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratify appointment of M&K CPAS, PLLC as Company's independent public accounting firm for fiscal year ending December 31, 2017 | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000334775_1 R1.0.1.15

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice & Proxy Statement is available at www.proxyvote.com

**SENESTECH INC**
**Annual Meeting of Stockholders**
**Friday May 19, 2017 10:00 A.M.**
**This proxy is solicited by the Board of Directors**

**This Proxy will be voted at the Annual Meeting of Stockholders of SenesTech, Inc. (the "Company") by Loretta P. Mayer and Thomas C. Chesterman (the "Proxy Holders"), as directed. By signing on the reverse side of this ballot, you hereby grant to the Proxy Holders your revocable proxy to vote all of your shares of Company common stock as directed. If no direction is indicated, it will be voted "FOR" each of the proposals made by the Company's Board of Directors, and as to such other matters as may properly come before the meeting as the Proxy Holders deem advisable.**

**Continued and to be signed on reverse side**

0000334775_2 R1.0.1.15